Exhibit 99.1

Keryx Biopharmaceuticals Announces Zerenex™ (ferric citrate coordination complex) Meets All Primary and Key Secondary Endpoints in Phase 2 Study of Non-Dialysis Dependent Chronic Kidney Disease Patients with Elevated Serum Phosphorus and Iron Deficiency Anemia

Highly Statistically Significant Differences Observed in Serum Phosphorus, TSAT, Ferritin, Hemoglobin and FGF-23 versus Placebo

Conference Call to Be Held Today, November 5, 2013, at 8:30 am Eastern Time

New York, NY—(BUSINESS WIRE)—November 5, 2013—Keryx Biopharmaceuticals, Inc. (NASDAQ: KERX) today announced successful top-line results from its Phase 2 study of Zerenex™ (ferric citrate coordination complex) in non-dialysis dependent chronic kidney disease (NDD-CKD) patients with elevated serum phosphorus and iron deficiency anemia. In this study, Zerenex met both co-primary endpoints, described below, demonstrating highly statistically significant changes in serum phosphorus and transferrin saturation (TSAT) versus placebo over the 12-week treatment period. In addition, Zerenex met the key secondary endpoints of increasing ferritin and hemoglobin, and decreasing fibroblast growth factor-23 (FGF-23) versus placebo. The Company plans to meet with the Food and Drug Administration (FDA) to discuss these data with the goal of defining a path forward towards obtaining a labeled indication for the treatment of iron deficiency anemia in NDD-CKD patients.

The Co-Chairmen of the study were Geoffrey A. Block, MD, Director of Clinical Research at Denver Nephrology; Glenn Chertow, MD, Chief, Division of Nephrology and Professor of Medicine at Stanford University School of Medicine; and Steven Fishbane, MD, Chief, Division of Nephrology, Vice President of North Shore-LIJ Health System for Network Dialysis Services and Director of Clinical Research at North Shore-LIJ Department of Medicine.

Study Design

This Phase 2 study was a multicenter, randomized, double-blind, placebo-controlled clinical trial in subjects with stage 3 to 5 NDD-CKD, with elevated serum phosphorus >4.0 mg/dL and iron deficiency anemia. The study consisted of a 2-week washout period (for subjects on a phosphate binder at screening) followed by a 12-week treatment period in which subjects were randomized 1:1 to receive either Zerenex or placebo. One hundred forty-nine (149) subjects were randomized into the study from 20 sites in the United States.

The use of intravenous (IV) iron and erythropoiesis-stimulating agents (ESAs) were not permitted within 8 weeks and 4 weeks prior to the study, respectively, and not permitted during the course of the study. Oral iron therapy was also not permitted during the course of the study.

Co-Primary and Key Secondary Endpoints

Zerenex met both co-primary and all key secondary endpoints with highly statistically significant results.

The Intent-to Treat (ITT) group included 141 subjects, representing all subjects who took at least one dose of Zerenex or placebo and provided at least one post-baseline efficacy assessment.

The co-primary efficacy endpoints of this trial were the mean changes in serum phosphorus and TSAT from baseline to the end of the 12-week treatment period versus placebo in the ITT group.

Mean Serum Phosphorus (mg/dL)	Placebo (n=69)	Zerenex (n=72)
Baseline	4.7	4.5
End of Treatment[1] (Week 12)	4.4	3.9
Treatment Difference p-value[2]		p<0.001

[1]	Last observation carried forward was used for missing data.
[2]	P-value is created via an ANCOVA model with treatment as the fixed effect and baseline as the covariate.

TSAT (%)	Placebo (n=69)	Zerenex (n=72)
Baseline	21	22
End of Treatment[1] (Week 12)	20	32
Treatment Difference p-value[2]		p<0.001

[1]	Last observation carried forward was used for missing data.
[2]	P-value is created via an ANCOVA model with treatment as the fixed effect and baseline as the covariate.

The key secondary endpoints of the study were the mean changes in ferritin, hemoglobin and FGF-23 from baseline to the end of the 12-week treatment period versus placebo in the ITT group.

Mean Ferritin (ng/mL)	Placebo (n=69)	Zerenex (n=72)
Baseline	110	116
End of Treatment[1] (Week 12)	106	189
Treatment Difference p-value[2]		p<0.001

[1]	Last observation carried forward was used for missing data.
[2]	P-value is created via an ANCOVA model with treatment as the fixed effect and baseline as the covariate.

Mean Hemoglobin (g/dL)	Placebo (n=69)	Zerenex (n=72)
Baseline	10.6	10.5
End of Treatment[1] (Week 12)	10.4	11.0
Treatment Difference p-value[2]		p<0.001

[1]	Last observation carried forward was used for missing data.
[2]	P-value is created via an ANCOVA model with treatment as the fixed effect and baseline as the covariate.

Mean Intact FGF-23 (pg/mL)	Placebo (n=60)	Zerenex (n=63)
Baseline	263	319
End of Treatment[1] (Week 12)	293	200
Treatment Difference p-value[2]		P=0.017

[1]	Last observation carried forward was used for missing data. Intact FGF-23 was assessed at baseline, Week 6 and Week 12.
[2]	P-value is created via an ANCOVA model with treatment as the fixed effect and baseline as the covariate.

Mean C-Terminal FGF-23 (pg/mL)	Placebo (n=60)	Zerenex (n=63)
Baseline	511	468
End of Treatment[1] (Week 12)	579	316
Treatment Difference p-value[2]		p<0.001

[1]	Last observation carried forward was used for missing data. C-Terminal FGF-23 was assessed at baseline, Week 6 and Week 12.
[2]	P-value is created via an ANCOVA model with treatment as the fixed effect and baseline as the covariate.

Zerenex was also highly statistically significant in its mean changes at Week 12 versus baseline for all the above-mentioned co-primary and key secondary endpoints.

Treatment Failures

Patients were discontinued from the study if they had hemoglobin measurements <9.0 g/dL on two consecutive visits or serum phosphorus measurements >6.0 mg/dL on two consecutive visits following randomization. Treatment Failures in the study were as follows:

Treatment Failures (n)	Placebo (n)	Zerenex (n)
Hemoglobin <9.0 g/dL	9	1
Serum Phosphorus >6.0 mg/dL	2	0

Safety and Tolerability Profile

The safety population in the study included all randomized patients who took at least one dose of study drug. Zerenex appeared to be safe and well-tolerated in this Phase 2 study, with discontinuation rates of 19% and 32% in the Zerenex and placebo groups, respectively, including Treatment Failures. There were no study discontinuations due to hypophosphatemia in the study.

Serious adverse events occurred in six Zerenex subjects (8%) versus ten placebo subjects (14%). Two deaths were recorded in the study, both from the placebo group. There were no clinically meaningful or statistically significant differences in serum calcium levels and liver enzymes as measured by alanine transaminase (ALT) and aspartate transaminase (AST).

The full efficacy and safety data from the study is expected to be presented at a future medical conference.

Ron Bentsur, Chief Executive Officer of Keryx, stated, “We are very excited about these top-line data, which demonstrate that Zerenex can potentially treat elevated phosphorus and also iron deficiency anemia in CKD patients without the need for IV iron and ESAs.” Mr. Bentsur continued, “Zerenex has the potential to capitalize on this largely underserved patient population of over 1.5 million stages 3 to 5 non-dialysis dependent CKD patients, in the U.S. alone, who suffer from iron deficiency anemia by potentially becoming the first oral iron drug effective at treating this indication, with the added benefit of providing serum phosphorus control.”

Dr. Geoffrey Block, Co-Chairman of the study, commented, “I enrolled a large number of patients into this study and I am thrilled by these data. Zerenex’s robust effect to reduce serum phosphorus in this study population is clinically quite important given that serum phosphorus levels greater than 4.0 mg/dL in patients with CKD have been associated with vascular calcification, progression of CKD and increased mortality. Being able to combine the phosphate lowering effect with the magnitude of the observed effects of Zerenex on hemoglobin and iron storage parameters, with no background use of iron and ESAs, as well as the profound reduction observed in FGF-23, I believe that Zerenex can potentially change practice patterns in CKD anemia management.”

Dr. Glenn Chertow, Co-Chairman of the study, commented, “It is exciting to observe these encouraging top-line results which demonstrate that Zerenex could have several desired effects in non-dialysis dependent CKD. I look forward to the continued development of Zerenex in this indication and possibly additional iron deficiency anemia indications outside of CKD.”

Dr. Steve Fishbane, Co-Chairman of the study, commented, “I have focused much of my career as a nephrologist on anemia management. Simply put, the data presented today demonstrate that Zerenex, an oral iron drug that increases iron stores and mitigates the need for IV iron and ESAs, has the potential to change the treatment paradigm for iron deficiency anemia in CKD. An oral drug producing these results suggests the potential for a more efficient and safer approach to anemia management than currently offered by today’s intravenous therapies.”

The Company’s New Drug Application (NDA) for the use of Zerenex for the treatment of hyperphosphatemia in chronic kidney disease patients on dialysis is currently under review by the FDA with an assigned Prescription Drug User Fee Act (PDUFA) goal date of June 7, 2014.

Keryx is grateful for the dedication and support of the Co-Chairmen and the clinical investigators of this study. Keryx also thanks Dr. Julia Lewis and the Collaborative Study Group for their invaluable leadership of the Zerenex dialysis development program.

Keryx holds a worldwide license (except for certain Asian Pacific countries) to Zerenex (ferric citrate coordination complex) from Panion & BF Biotech, Inc. The Japanese rights are sublicensed by Keryx to Japan Tobacco Inc. and Torii Pharmaceutical Co., Ltd.

Conference Call Information

Keryx will host a conference call today, November 5, 2013 at 8:30 a.m. Eastern Time to present the top-line results from this Phase 2 study for Zerenex. The conference call can be accessed by dialing 1-877-869-3847 (U.S.), 1-201-689-8261 (outside the U.S.), call-in ID: KERYX. The rebroadcast of the conference call will be available for replay at http://www.keryx.com, for a period of 15 days after the call.

About Non-Dialysis Dependent Chronic Kidney Disease and Iron Deficiency Anemia

It is estimated that approximately 10 to 15% of the U.S. adult population is affected by chronic kidney disease (CKD), a condition generally characterized by greater than 50% reduction of normal kidney function. In addition, elevated levels of serum phosphorus become more prevalent in stages 3 to 5 non-dialysis dependent CKD (NDD-CKD) patients. Several studies have shown that higher serum phosphorus concentrations may be associated with increased mortality and morbidity in CKD, however, no phosphate binders are currently FDA approved for NDD-CKD.

Iron deficiency anemia, which develops early in the course of CKD and worsens with disease progression, is extremely prevalent in the NDD-CKD population and is associated with fatigue, lethargy, decreased quality of life and is also believed to be associated with cardiovascular complications, hospitalizations, and increased mortality. Based on data contained in a 2009 publication in the Journal of the American Society of Nephrology, it is estimated that over 1.5 million adults with stages 3 to 5 NDD-CKD in the United States alone are afflicted with iron deficiency anemia. To combat this anemia, iron replacement therapy is essential to increase iron stores, such as ferritin and TSAT levels, and raise hemoglobin levels. Currently available oral iron supplements are associated with limited efficacy and dose-limiting tolerability issues. No oral iron agents are currently FDA approved to treat iron deficiency anemia in NDD-CKD. Erythropoiesis stimulating agents (ESAs) and intravenous (IV) iron are not frequently administered in NDD-CKD due to both the FDA warning label of potential cardiovascular risk for ESAs in NDD-CKD and logistical complications associated with administering IV medicines in office settings which lack the necessary facilities, such as emergency equipment and/or emergency medical access. Consequently, the NDD-CKD patient population remains underserved.

About Fibroblast Growth Factor-23 (FGF-23)

Fibroblast growth factor-23 (FGF-23) is a hormone that is believed to be associated with bone and mineral homeostasis in CKD patients and may also have a role in vascular calcification. Recent studies suggest that increased FGF-23 is associated with mortality, left ventricular hypertrophy, endothelial dysfunction and progression of CKD and that iron deficiency anemia is associated with increased FGF-23.

About Keryx Biopharmaceuticals, Inc.

Keryx Biopharmaceuticals is focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of renal disease. Keryx is developing Zerenex (ferric citrate coordination complex), an oral, ferric iron-based compound that has the capacity to bind to phosphate and form non-absorbable complexes. Keryx has completed a U.S.-based Phase 3 clinical program for Zerenex for the treatment of hyperphosphatemia (elevated phosphate levels) in patients with chronic kidney disease on dialysis, conducted pursuant to a Special Protocol Assessment (SPA) agreement with the Food and Drug Administration (FDA). The Company’s New Drug Application (NDA) is currently under review by the FDA with an assigned Prescription Drug User Fee Act (PDUFA) goal date of June 7, 2014. The Marketing Authorization Application filing with the European Medicines Agency (EMA) is pending submission. The Company is also developing Zerenex in the U.S. for the management of elevated phosphorus and iron deficiency anemia in patients with stages 3 to 5 non-dialysis dependent chronic kidney disease. In addition, Keryx’s Japanese partner, Japan Tobacco Inc. and Torii Pharmaceutical Co., Ltd. has filed its New Drug Application for marketing approval of ferric citrate in Japan for the treatment of hyperphosphatemia in patients with chronic kidney disease. Keryx is headquartered in New York City.

Forward-Looking Statements

Some of the statements included in this press release, particularly those relating to the results of clinical trials, the clinical benefits to be derived from Zerenex (ferric citrate coordination complex), regulatory submissions and the timing of any such review, approvals, the commercial opportunity and competitive positioning, and any business prospects for Zerenex, may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: top-line results are based on a preliminary analysis of then available data (both safety and efficacy) and there is the risk that such findings and conclusions could change following a more comprehensive review of the data; the FDA may not provide us with a regulatory path forward in NDD-CKD that is acceptable to us; acceptance of the NDA filing represents only a preliminary evaluation of the application and is not indicative of deficiencies that may be identified during the FDA’s review; a PDUFA goal date is subject to change and does not guarantee that the review of the NDA will be completed on a timely basis; the risk that the FDA, EMA, and/or the Japanese Ministry of Health, Labour and Welfare ultimately deny approval of the U.S. NDA, MAA and/or Japanese NDA, respectively; the risk that SPAs are not a guarantee that the FDA will ultimately approve a product candidate following filing acceptance; whether the FDA and EMA will concur with our interpretation of our Phase 3 study results, supportive data, or the conduct of the studies; whether, Zerenex, if approved, will be successfully launched and marketed; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://www.keryx.com. The information found on our website is not incorporated by reference into this press release and is included for reference purposes only.